Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $18.0 Million for the First Quarter of 2021

First Quarter 2021 Highlights

•	Net income of $18.0 million, or $1.12 per diluted share

•	Adjusted net income (non-GAAP) of $18.6 million, or $1.16 per diluted share

•	NIM increased by 1 basis point and Adjusted NIM (TEY)(non-GAAP) increased by 3 bps to 3.26% and 3.40%, respectively

•	Noninterest income continues to be strong at $23.5 million

•	Annualized core loan and lease growth (non-GAAP) of 14.0% for the quarter, excluding SBA Paycheck Protection Program (“PPP”) loans

•	Annualized core deposit growth of 3.2% for the quarter

•	Provision for credit losses of $6.7 million for the quarter and allowance for credit losses (“ACL”) to total loans/leases of 1.99%, excluding PPP loans (non-GAAP)

•	Nonperforming assets remained stable for the quarter and represent 0.25% of total assets

Moline, IL, April 27, 2021 -- QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $18.0 million and diluted earnings per share (“EPS”) of $1.12 for the first quarter of 2021, compared to net income of $18.3 million and diluted EPS of $1.14 for the fourth quarter of 2020. Pre-provision, pre-tax adjusted net income (non-GAAP) was $29.0 million in the first quarter of 2021, compared to $30.4 million in the fourth quarter of 2020.

The Company reported adjusted net income (non-GAAP) of $18.6 million and adjusted diluted EPS (non-GAAP) of $1.16 for the first quarter of 2021, compared to adjusted net income (non-GAAP) of $19.1 million and adjusted diluted EPS (non-GAAP) of $1.20 for the fourth quarter of 2020. For the first quarter of 2020, net income and diluted EPS were $11.2 million and $0.70, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS were $12.4 million and $0.77, respectively.

	For the Quarter Ended
	March 31,	December 31,	March 31,
$ in millions (except per share data)	2021	2020	2020
Net Income	$18.0	$18.3	$11.2
Diluted EPS	$1.12	$1.14	$0.70
Adjusted Net Income (non-GAAP)	$18.6	$19.1	$12.4
Adjusted Diluted EPS (non-GAAP)	$1.16	$1.20	$0.77
Pre-Provision/Pre-Tax Adjusted Income (non-GAAP)	$29.0	$30.4	$22.8
Pre-Provision/Pre-Tax Adjusted ROAA (non-GAAP)	2.05%	2.08%	1.84%

Adjusted non-GAAP measurements of financial performance exclude non-recurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

“We are pleased with our financial performance for the first quarter,” said Larry J. Helling, Chief Executive Officer. “We delivered another quarter of strong net income, driven by robust loan growth, expanded net interest margin and carefully managed expenses. Despite a competitive lending environment, we grew core loans by 14% on an annualized basis, while maintaining disciplined underwriting and excellent credit quality. We continue to attract new clients and deepen ties with existing clients, which validates our relationship-based community banking model.”

Annualized Loan and Lease Growth of 14.0% for the Quarter, excluding PPP Loans (non-GAAP)

During the first quarter of 2021, the Company’s total loans and leases, excluding PPP loans, increased $139.2 million to a total of $4.1 billion. Core loan and lease growth during the quarter was 14.0% on an annualized basis and was funded by the Company’s excess liquidity and core deposit growth. Core deposits (excluding brokered deposits) increased by $37.2 million during the quarter. Core deposit growth was muted during the quarter as the Company was successful in shifting some of its excess deposits off balance sheet. The Company retains the ability to bring these deposits back onto the balance sheet as needed. The Company’s wholesale funding portfolio has been reduced to predominately subordinated debt that qualifies as regulatory capital. Additionally, at quarter-end, the percentage of gross loans and leases to total assets was 77.3%, up from 74.8% in the fourth quarter of 2020, driven primarily by the strong loan growth and lower excess liquidity.

“Our robust loan growth for the quarter was driven by strength in both our core commercial lending business and in our Specialty Finance Group,” added Helling. “Given the strong first quarter results, combined with our current pipeline, we are now targeting organic loan growth for the full year 2021 of between 8% and 10%, consistent with our long-term goal of 9%.”

Net Interest Income of $42.0 million

Net interest income for the first quarter of 2021 totaled $42.0 million, compared to $43.7 million for the fourth quarter of 2020 and $37.7 million for the first quarter of 2020. Excluding the impact of acquisition-related net accretion and PPP income, net interest income was stable on a linked quarter basis. Acquisition-related net accretion totaled $504 thousand for the first quarter of 2021, down from $1.1 million in the fourth quarter of 2020 and $625 thousand for the first quarter of 2020. Adjusted net interest income (non-GAAP) was $43.7 million for the first quarter of 2021, compared to $45.3 million for the fourth quarter of 2020 and $38.9 million for the first quarter of 2020.

In the first quarter, reported NIM was 3.26% and, on a tax-equivalent yield basis (non-GAAP), NIM was 3.43%, as compared to 3.25% and 3.45% in the fourth quarter of 2020, respectively. Adjusted NIM (non-GAAP), excluding acquisition-related net accretion was 3.40%, up 3 basis points from the fourth quarter. The increase in Adjusted NIM (non-GAAP) during the quarter was due to a 1 basis point decline in the total cost of interest-bearing funds (due to both mix and rate), and a 2 basis point increase in the yield on earning assets (adjusted for acquisition-related net accretion).

	For the Quarter Ended
	March 31, 2021	December 31, 2020	March 31, 2020
NIM	3.26%	3.25%	3.40%
NIM (TEY)(non-GAAP)	3.43%	3.45%	3.56%
Adjusted NIM (TEY)(non-GAAP)	3.40%	3.37%	3.50%
See GAAP to non-GAAP reconciliations

“We expanded our adjusted net interest margin again during the first quarter as our deposit costs were slightly lower due to an improved mix. While our average loan yields also declined during the quarter, we benefited from lower excess liquidity as well, enabling us to grow our margin,” said Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer.

Noninterest Income of $23.5 million

Noninterest income for the first quarter of 2021 totaled $23.5 million, compared to $32.0 million for the fourth quarter of 2020. The decrease was primarily due to a $7.8 million reduction in swap fee income from the strong fourth quarter. Wealth management revenue was $3.7 million for the quarter, up $427 thousand from the fourth quarter. In addition, securities gains decreased by $617 thousand and gain on sale of loans decreased by $349 thousand from the prior quarter. Noninterest income increased $8.3 million, or an increase of 55% compared to the first quarter of 2020.

“Swap fee income totaled $13.6 million for the quarter, which was effectively right at the lower end of our guidance. The current pipeline of swap loans remains healthy and we believe this source of fee income is sustainable for the long term,” added Gipple “Our continued expectation is that swap fee income will be approximately $14 to $18 million per quarter for the remainder of 2021.”

Noninterest Expenses of $37.2 million

Noninterest expense for the first quarter of 2021 totaled $37.2 million, compared to $46.4 million for the fourth quarter of 2020 and $31.4 million for the first quarter of 2020. The linked-quarter decline was primarily due to lower salary and benefits expense of $5.6 million, driven by lower commission and incentive compensation expense in the quarter due to the lower swap fee income and lower incentive compensation accruals. Occupancy and equipment expense decreased by $809 thousand, advertising and marketing expense decreased by $649 thousand, and professional and data processing fees decreased by $428 thousand. In addition, we experienced a linked-quarter decline in losses on liability extinguishment of $1.5 million.

Asset Quality Remains Strong and NPAs Remained Stable

Nonperforming assets (“NPAs”) totaled $14.1 million at the end of the first quarter, consistent with the fourth quarter of 2020. The ratio of NPAs to total assets was 0.25% on both March 31, 2021 and December 31, 2020, and improved from 0.31% on March 31, 2020. In addition, the Company’s criticized loans and classified loans to total loans and leases were 3.17% and 1.95%, respectively, from 3.24% and 1.55% as of December 31, 2020.

On January 1, 2021, the Company replaced its "incurred loss" model for recognizing credit losses with an "expected loss" model referred to as the CECL model, as per ASU 2016-13. As a result, there was a “day one” adjustment to our allowance for credit losses on loans/leases, which decreased the allowance by $8.1 million. Additionally, when combined with “day one” adjustments for held-to maturity investments and off-balance sheet exposures, also required by CECL, the total “day one” adjustment resulted in a $937 thousand reduction to capital, after-tax.

The Company’s provision for credit losses totaled $6.7 million for the first quarter of 2021, down from $7.1 million in the prior quarter. As of March 31, 2021, the ACL on total loans/leases was 1.88%. The ACL on total loans/leases to total loans and leases on December 31, 2020 under CECL would have been 1.79%. Excluding PPP loans of $244 million, the ACL to total loans/leases as of March 31, 2021 was 1.99% (non-GAAP).

Continued Strong Capital Levels

As of March 31, 2021, the Company’s total risk-based capital ratio was 15.22%, the common equity tier 1 ratio was 10.83% and the tangible common equity to tangible assets ratio (non-GAAP) was 9.42%. By comparison, these respective ratios were 14.95%, 10.55% and 9.08% as of December 31, 2020.

Focus on Three Strategic Long-Term Initiatives

As part of the Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, it continues to operate under three key strategic long-term initiatives:

•	Organic loan and lease growth of 9% per year, funded by core deposits;

•	Grow fee-based income by at least 6% per year; and

•	Limit our annual operating expense growth to 5% per year.

These initiatives are long-term targets. Due to the impact of the COVID-19 pandemic, among other factors, the Company may not be able to achieve these goals for the full year 2021.

Supplemental Presentation and Where to Find It

In addition to this press release, the Company has included a supplemental presentation that provides further information regarding the Company’s loan exposures and deferrals. Investors, analysts and other interested persons may find this presentation on the Securities and Exchange Commission’s EDGAR filing system at www.sec.gov/edgar.shtml, or on the Company’s website at www.qcrh.com.

Conference Call Details

The Company will host an earnings call/webcast tomorrow, April 28, 2021, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through May 12, 2021. The replay access information is 877-344-7529 (international 412-317-0088); access code 10153920. A webcast of the teleconference can be accessed at the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company engages in commercial leasing through its wholly-owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 23 locations in Iowa, Missouri, Wisconsin and Illinois. As of March 31, 2021, the Company had approximately $5.6 billion in assets, $4.4 billion in loans and $4.6 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies (including the impact of the new presidential administration); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices , as may be adopted by state and federal regulatory agencies, the FASB, the Securities Exchange Commission or the PCAOB, including FASB’s CECL impairment standards ; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; and (xiii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated.. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:
Todd A. Gipple	Kim K. Garrett
President	Vice President
Chief Operating Officer	Corporate Communications
Chief Financial Officer	Investor Relations Manager
(309) 743-7745	(319) 743-7006
tgipple@qcrh.com	kgarret@qcrh.com

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$78,814	$61,329	$68,932	$88,577	$169,827
Federal funds sold and interest-bearing deposits	55,056	95,676	302,668	142,900	206,708
Securities, net of allowance for credit losses	799,825	838,131	782,088	748,883	684,571
Net loans/leases	4,279,220	4,166,753	4,168,395	4,079,432	3,662,435
Intangibles	10,873	11,381	11,902	13,872	14,421
Goodwill	74,066	74,066	74,066	74,248	74,248
Derivatives	122,668	222,757	236,381	225,164	195,973
Other assets	224,625	212,704	220,128	220,920	213,134
Assets held for sale	-	-	-	10,765	10,758
Total assets	$5,645,147	$5,682,797	$5,864,560	$5,604,761	$5,232,075

Total deposits	$4,631,782	$4,599,137	$4,672,268	$4,349,775	$4,170,478
Total borrowings	188,601	177,114	226,962	376,250	244,399
Derivatives	125,863	229,270	244,510	233,589	203,744
Other liabilities	90,182	83,483	148,207	87,539	71,185
Liabilities held for sale	-	-	-	1,588	3,130
Total stockholders' equity	608,719	593,793	572,613	556,020	539,139
Total liabilities and stockholders' equity	$5,645,147	$5,682,797	$5,864,560	$5,604,761	$5,232,075

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix: (1)
Commercial and industrial - revolving	$168,842
Commercial and industrial - other	1,616,144
Commercial Real Estate, Owner Occupied	461,272
Commercial Real Estate, Non-Owner Occupied	610,582
Construction and Land Development	607,798
Multi-family	396,272
Direct financing leases	60,134
1-4 family real estate	368,927
Consumer	71,080
Total loans/leases	$4,361,051
Less allowance for credit losses	81,831
Net loans/leases	$4,279,220

Loan/lease mix: (1)
Commercial and industrial loans	$1,779,062	$1,726,723	$1,823,049	$1,850,110	$1,484,979
Commercial real estate loans	2,174,897	2,107,629	1,999,715	1,869,162	1,783,086
Direct financing leases	59,229	66,016	73,011	79,105	83,324
Residential real estate loans	254,900	252,121	245,032	241,069	237,742
Installment and other consumer loans	87,053	91,302	102,471	99,150	106,728
Deferred loan/lease origination costs, net of fees	5,910	7,338	4,699	1,663	8,809
Total loans/leases	$4,361,051	$4,251,129	$4,247,977	$4,140,259	$3,704,668
Less allowance for credit losses (2)	81,831	84,376	79,582	60,827	42,233
Net loans/leases	$4,279,220	$4,166,753	$4,168,395	$4,079,432	$3,662,435

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$14,581	$15,336	$18,437	$17,472	$19,457
Municipal securities	614,649	627,523	569,075	526,192	493,664
Residential mortgage-backed and related securities	118,051	132,842	134,147	145,672	122,853
Asset backed securities	39,815	40,683	40,665	39,797	28,499
Other securities	12,903	21,747	19,764	19,750	20,098
Total securities	$799,999	$838,131	$782,088	$748,883	$684,571
Less allowance for credit losses (2)	174	-	-	-	-
Net securities	$799,825	$838,131	$782,088	$748,883	$684,571

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,269,578	$1,145,378	$1,175,085	$1,177,482	$829,782
Interest-bearing demand deposits	2,916,054	2,987,469	2,938,194	2,488,755	2,440,907
Time deposits	445,067	460,659	499,021	560,982	617,979
Brokered deposits	1,084	5,631	59,968	122,556	281,810
Total deposits	$4,631,782	$4,599,137	$4,672,268	$4,349,775	$4,170,478

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$-	$-	$40,000	$90,000	$55,000
Overnight FHLB advances (3)	25,000	15,000	-	55,000	40,000
FRB borrowings	-	-	-	100,000	30,000
Other short-term borrowings	6,840	5,430	30,430	24,818	13,067
Subordinated notes	118,731	118,691	118,577	68,516	68,455
Junior subordinated debentures	38,030	37,993	37,955	37,916	37,877
Total borrowings	$188,601	$177,114	$226,962	$376,250	$244,399

(1)	The Company adopted ASU 2016-13 "CECL", effective January 1, 2021, which included a change in class of receivable and segment categories.
(2)	The Company adopted ASU 2016-13 "CECL", effective January 1, 2021, which requires an allowance for credit losses ("ACL") on loans/leases, off-balance sheet ("OBS") exposures and held to maturity ("HTM") securities, recorded through the income statement within the provision for credit losses. The Day 1 adjustments to ACL were as follows: loans/leases ($8.1) million, OBS $9.1 million, HTM securities $183 thousand. The current quarter provision for credit expense was as follows: loans/leases $6.0 million, OBS $729 thousand, and HTM securities was ($9) thousand.
(3)	At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 0.28%.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$47,565	$49,851	$50,890	$48,650	$48,982
Interest expense	5,590	6,144	6,309	7,694	11,276
Net interest income	41,975	43,707	44,581	40,956	37,706
Provision for credit losses (1)	6,713	7,080	20,342	19,915	8,367
Net interest income after provision for loan/lease losses	$35,262	$36,627	$24,239	$21,041	$29,339

Trust department fees	$2,801	$2,388	$2,280	$2,227	$2,312
Investment advisory and management fees	940	926	1,266	1,399	1,727
Deposit service fees	1,408	1,875	1,403	1,286	1,477
Gain on sales of residential real estate loans	1,337	1,462	1,370	1,196	652
Gain on sales of government guaranteed portions of loans	-	224	-	-	-
Swap fee income	13,557	21,402	26,688	19,927	6,804
Securities gains, net	-	617	1,802	65	-
Earnings on bank-owned life insurance	471	461	502	612	329
Debit card fees	975	923	946	775	758
Correspondent banking fees	314	270	220	198	215
Other	1,686	1,469	1,482	941	922
Total noninterest income	$23,489	$32,017	$37,959	$28,626	$15,196

Salaries and employee benefits	$24,847	$30,446	$25,999	$21,304	$18,519
Occupancy and equipment expense	4,108	4,917	3,807	3,748	4,032
Professional and data processing fees	3,443	3,871	3,758	3,646	3,369
Post-acquisition compensation, transition and integration costs	-	25	(32)	70	151
Disposition costs	8	64	192	(83)	517
FDIC insurance, other insurance and regulatory fees	1,065	1,272	1,301	908	683
Loan/lease expense	300	465	403	339	228
Net cost of (income from) and gains/losses on operations of other real estate	39	(4)	16	(332)	13
Advertising and marketing	627	1,276	750	552	682
Bank service charges	523	523	488	501	504
Losses on liability extinguishment	-	1,457	1,874	429	147
Correspondent banking expense	200	205	205	212	216
Intangibles amortization	508	521	531	548	549
Goodwill impairment	-	-	-	-	500
Loss on sale of subsidiary	-	(147)	305	-	-
Other	1,560	1,473	1,241	1,288	1,313
Total noninterest expense	$37,228	$46,364	$40,838	$33,130	$31,423

Net income before income taxes	$21,523	$22,280	$21,360	$16,537	$13,112
Federal and state income tax expense	3,541	4,009	4,016	2,798	1,884
Net income	$17,982	$18,271	$17,344	$13,739	$11,228

Basic EPS	$1.14	$1.16	$1.10	$0.87	$0.71
Diluted EPS	$1.12	$1.14	$1.09	$0.86	$0.70

Weighted average common shares outstanding	15,803,643	15,775,596	15,767,152	15,747,056	15,796,796
Weighted average common and common equivalent shares outstanding	16,025,548	15,973,054	15,923,578	15,895,336	16,011,456

(1)	Includes provision for credit losses for loans/leases totaling $6.0 million, HTM securities totaling ($9) thousand and OBS exposures totaling $729 thousand. Provision for credit losses only included provision for loans/leases for years prior to 2021.

QCR Holdings, Inc.

Consolidated Financial Highlights
(Unaudited)

	As of and for the Quarter Ended
	March 31,		December 31,		September 30,		June 30,		March 31,
	2021		2020		2020		2020		2020

	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	15,843,732		15,805,711		15,792,357		15,790,611		15,773,736
Book value per common share (1)	$38.42		$37.57		$36.26		$35.21		$34.18
Tangible book value per common share (Non-GAAP) (2)	$33.06		$32.16		$30.82		$29.63		$28.56
Closing stock price	$47.22		$39.59		$27.41		$31.18		$27.07
Market capitalization	$748,141		$625,748		$432,869		$492,351		$426,995
Market price / book value	122.90%		105.38%		75.60%		88.55%		79.20%
Market price / tangible book value	142.83%		123.09%		88.95%		105.23%		94.79%
Earnings per common share (basic) LTM (3)	$4.27		$3.84		$3.69		$3.55		$3.54
Price earnings ratio LTM (3)	11.06	x	10.31	x	7.43	x	8.78	x	7.65	x
TCE / TA (Non-GAAP) (4)	9.42%		9.08%		8.42%		8.48%		8.76%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$593,793	$572,613	$556,020	$539,139	$535,351
Cumulative effect from the adoption of ASU 2016-13 "CECL"	(937)	-	-	-	-
Net income	17,982	18,271	17,344	13,739	11,228
Other comprehensive income (loss), net of tax	(1,751)	3,157	(614)	3,622	(3,691)
Common stock cash dividends declared	(949)	(947)	(945)	(945)	(942)
Repurchase and cancellation of 100,932 shares of common stock as a result of a share repurchase program	-	-	-	-	(3,780)
Other (5)	581	699	808	465	973
Ending balance	$608,719	$593,793	$572,613	$556,020	$539,139

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	15.22%	14.95%	14.93%	13.71%	13.54%
Tier 1 risk-based capital ratio	11.61%	11.34%	11.25%	11.07%	11.16%
Tier 1 leverage capital ratio	10.10%	9.49%	9.21%	8.91%	10.19%
Common equity tier 1 ratio	10.83%	10.55%	10.44%	10.25%	10.31%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.27%	1.25%	1.19%	0.95%	0.91%
Return on average total equity (annualized)	11.91%	12.43%	12.06%	9.88%	8.23%
Net interest margin	3.26%	3.25%	3.36%	3.14%	3.40%
Net interest margin (TEY) (Non-GAAP)(7)	3.43%	3.45%	3.51%	3.27%	3.56%
Efficiency ratio (Non-GAAP) (8)	56.87%	61.23%	49.48%	47.61%	59.40%
Gross loans and leases / total assets (9)	77.25%	74.81%	72.43%	74.01%	70.95%
Gross loans and leases / total deposits (9)	94.15%	92.43%	90.92%	95.18%	88.83%
Effective tax rate	16.45%	17.99%	18.80%	16.92%	14.37%
Full-time equivalent employees (10)	720	714	687	712	703

AVERAGE BALANCES
Assets	$5,668,850	$5,842,299	$5,820,555	$5,800,164	$4,948,311
Loans/leases	4,271,782	4,250,951	4,185,275	3,999,523	3,686,410
Deposits	4,628,889	4,742,602	4,726,881	4,732,626	3,954,707
Total stockholders' equity	604,012	588,042	575,061	556,047	545,548

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets (Non-GAAP).
(3) LTM : Last twelve months.
(4) TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8) See GAAP to Non-GAAP reconciliations.
(9) Excludes assets held for sale as of March 31, 2020 and June 30, 2020.
(10) Growth in full-time equivalents from September 30, 2020 to December 31, 2020 due to the addition of new positions created to build scale.
Decrease from June 30, 2020 to September 30, 2020 due to sale of Bates Companies and interns employed only during the summer.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$1,847	$1	0.05%	$1,216	$1	0.08%	$5,324	$18	1.36%
Interest-bearing deposits at financial institutions	116,446	37	0.13%	279,024	82	0.12%	128,612	361	1.13%
Securities (1)	810,059	7,050	3.48%	795,696	7,207	3.62%	619,307	6,080	3.95%
Restricted investment securities	18,064	219	4.84%	18,790	236	4.92%	21,365	258	4.86%
Loans (1)	4,271,782	42,525	4.04%	4,250,951	44,956	4.21%	3,686,410	44,056	4.81%
Total earning assets (1)	$5,218,198	$49,832	3.86%	$5,345,677	$52,482	3.91%	$4,461,018	$50,773	4.58%

Interest-bearing deposits	$2,981,306	$1,986	0.27%	$3,033,119	$2,060	0.27%	$2,379,635	$5,328	0.90%
Time deposits	448,035	1,441	1.30%	530,813	1,752	1.31%	785,135	3,879	1.99%
Short-term borrowings	7,141	1	0.07%	19,115	3	0.17%	19,315	64	1.33%
Federal Home Loan Bank advances	13,078	9	0.28%	33,207	80	0.94%	111,407	449	1.62%
Subordinated debentures	118,706	1,594	5.37%	118,612	1,678	5.66%	68,418	994	5.84%
Junior subordinated debentures	38,007	559	5.88%	37,969	571	5.88%	37,853	571	6.07%
Total interest-bearing liabilities	$3,606,273	$5,590	0.63%	$3,772,835	$6,144	0.64%	$3,401,763	$11,285	1.33%

Net interest income (1)		$44,242			$46,338			$39,488
Net interest margin (2)			3.26%			3.25%			3.40%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.43%			3.45%			3.56%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.40%			3.37%			3.50%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$84,376	$79,582	$60,827	$42,233	$36,001
Adoption of ASU 2016-13 "CECL" - Day 1 adjustment	(8,102)	-	-	-	-
Provision charged to expense	5,993	7,080	20,342	19,915	8,367
Loans/leases charged off	(713)	(2,779)	(1,819)	(1,450)	(2,335)
Recoveries on loans/leases previously charged off	277	493	232	129	200
Ending balance	$81,831	$84,376	$79,582	$60,827	$42,233

NONPERFORMING ASSETS
Nonaccrual loans/leases	$13,863	$13,940	$17,597	$12,099	$11,628
Accruing loans/leases past due 90 days or more	-	3	86	99	1,419
Total nonperforming loans/leases	13,863	13,943	17,683	12,198	13,047
Other real estate owned	173	20	125	157	3,298
Other repossessed assets	50	135	110	25	45
Total nonperforming assets	$14,086	$14,098	$17,918	$12,380	$16,390

ASSET QUALITY RATIOS
Nonperforming assets / total assets (1)	0.25%	0.25%	0.31%	0.22%	0.31%
ACL for loans and leases / total loans/leases (2)	1.88%	1.98%	1.87%	1.47%	1.14%
ACL for loans and leases / nonperforming loans/leases (2)	590.28%	605.15%	450.05%	498.66%	323.70%
Net charge-offs as a % of average loans/leases	0.01%	0.05%	0.04%	0.03%	0.06%

INTERNALLY ASSIGNED RISK RATING (3)
Special mention (rating 6)	$53,466	$71,482	$79,587	$104,608	$34,738
Substandard (rating 7)	84,982	66,081	70,409	39,855	36,612
Doubtful (rating 8)	-	-	-	-	-
	$138,448	$137,563	$149,996	$144,463	$71,350

Criticized loans (4)	$138,448	$137,563	$149,996	$144,463	$71,350
Classified loans (5)	84,982	66,081	70,409	39,855	36,612

Criticized loans as a % of total loans/leases	3.17%	3.24%	3.53%	3.49%	1.93%
Classified loans as a % of total loans/leases	1.95%	1.55%	1.66%	0.96%	0.99%

(1)	Excludes assets held for sale as of March 31, 2020 and June 30, 2020.
(2)	Prior to adoption of ASU 2016-13 "CECL", upon acquisition and per GAAP, acquired loans were recorded at market value, which eliminates the allowance and impacts this ratio. There have been no acquisitions since adopting ASU 2016-13 "CECL", which requires an allowance to be established on acquired loans.
(3)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(4)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.
(5)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	For the Quarter Ended
	March 31,	December 31,	March 31,
SELECT FINANCIAL DATA - SUBSIDIARIES	2021	2020	2020

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,101,634	$2,149,469	$1,914,785
m2 Equipment Finance, LLC	245,842	243,090	237,198
Cedar Rapids Bank and Trust	1,847,070	1,952,308	1,719,773
Community State Bank - Ankeny	1,041,861	1,000,670	863,903
Springfield First Community Bank	818,605	779,955	708,736

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$1,841,518	$1,866,635	$1,678,889
Cedar Rapids Bank and Trust	1,362,927	1,378,108	1,247,989
Community State Bank - Ankeny	912,419	875,400	743,645
Springfield First Community Bank	602,274	569,036	524,420

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,568,131	$1,556,762	$1,338,915
m2 Equipment Finance, LLC	249,478	244,325	235,144
Cedar Rapids Bank and Trust	1,382,336	1,362,056	1,159,453
Community State Bank - Ankeny	743,892	707,681	634,253
Springfield First Community Bank	666,692	624,629	572,046

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	85%	83%	80%
Cedar Rapids Bank and Trust	101%	99%	93%
Community State Bank - Ankeny	82%	81%	85%
Springfield First Community Bank	111%	110%	109%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	75%	72%	70%
Cedar Rapids Bank and Trust	75%	70%	67%
Community State Bank - Ankeny	71%	71%	73%
Springfield First Community Bank	81%	80%	81%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.98%	1.95%	1.17%
m2 Equipment Finance, LLC	3.73%	2.63%	1.50%
Cedar Rapids Bank and Trust (2)	2.05%	2.35%	1.35%
Community State Bank - Ankeny (2)	1.74%	2.02%	1.21%
Springfield First Community Bank (2)	1.43%	1.23%	0.56%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	1.35%	1.52%	1.33%
Cedar Rapids Bank and Trust	2.45%	0.59%	1.60%
Community State Bank - Ankeny	0.81%	3.25%	0.50%
Springfield First Community Bank	1.16%	3.02%	1.29%

NET INTEREST MARGIN PERCENTAGE (3)
Quad City Bank and Trust (1)	3.20%	3.19%	3.68%
Cedar Rapids Bank and Trust (4)	3.55%	3.51%	3.43%
Community State Bank - Ankeny (5)	3.70%	3.77%	3.91%
Springfield First Community Bank (6)	3.55%	4.03%	3.83%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$13	$103	$49
Community State Bank - Ankeny	317	132	64
Springfield First Community Bank	211	880	552
QCR Holdings, Inc. (7)	(37)	(38)	(40)

(1)	Quad City Bank and Trust figures include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements
(2)	Prior to adoption of ASU 2016-13 "CECL", upon acquisition and per GAAP, acquired loans were recorded at market value, which eliminates the allowance and impacts this ratio.There have been no acquisitions since adopting ASU 2016-13 "CECL", which requires an allowance to be established on acquired loans.
(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(4)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.55% for the quarter ended March 31, 2021, 3.47% for the quarter ended December 31, 2020 and 3.42% for the quarter ended March 31, 2020.
(5)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.54% for the quarter ended March 31, 2021, 3.69% for the quarter ended December 31, 2020 and 3.86% for the quarter ended March 31, 2020.
(6)	Springfield First Community Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.49% for the quarter ended March 31, 2021, 3.59% for the quarter ended December 31, 2020 and 4.52% for the quarter ended March 31, 2020.
(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
GAAP TO NON-GAAP RECONCILIATIONS	2021	2020	2020	2020	2020

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$608,719	$593,793	$572,613	$556,020	$539,139
Less: Intangible assets	84,939	85,447	85,968	88,120	88,669
Tangible common equity (non-GAAP)	$523,780	$508,346	$486,645	$467,900	$450,470
Total assets (GAAP)	$5,645,147	$5,682,797	$5,864,560	$5,604,761	$5,232,075
Less: Intangible assets	84,939	85,447	85,968	88,120	88,669
Tangible assets (non-GAAP)	$5,560,208	$5,597,350	$5,778,592	$5,516,641	$5,143,406
Tangible common equity to tangible assets ratio (non-GAAP)	9.42%	9.08%	8.42%	8.48%	8.76%
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO EXCLUDING PPP LOANS (1)
Stockholder's equity (GAAP)	$608,719	$593,793	$572,613	$556,020	$539,139
Less: PPP loan interest income (post-tax) (2)	9,479	7,691	4,934	2,085	-
Less: Intangible assets	84,939	85,447	85,968	88,120	88,669
Tangible common equity, excluding PPP loan income (non-GAAP)	$514,301	$500,655	$481,711	$465,815	$450,470

Total assets (GAAP)	$5,645,147	$5,682,797	$5,864,560	$5,604,761	$5,232,075
Less: PPP loans	243,860	273,146	357,506	358,052	-
Less: Intangible assets	84,939	85,447	85,968	88,120	88,669
Tangible assets, excluding PPP loans (non-GAAP)	$5,316,348	$5,324,204	$5,421,086	$5,158,589	$5,143,406
Tangible common equity to tangible assets ratio, excluding PPP loans (non-GAAP)	9.67%	9.40%	8.89%	9.03%	8.76%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.

(2)	PPP interest income (post-tax) is calculated using an estimated effective tax rate of 21%.

QCR Holdings, Inc.
Consolidated Financial Highlights
(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
ADJUSTED NET INCOME (1)	2021	2020	2020	2020	2020

	(dollars in thousands, except per share data)
Net income (GAAP)	$17,982	$18,271	$17,344	$13,739	$11,228
Less non-core items (post-tax) (2):
Income:
Securities gains(losses), net	-	487	1,424	51	-
Mark to market gains (losses) on derivatives, net	129	-	-	-	-
Loss on syndicated loan	-	(210)	-	-	-
Total non-core income (non-GAAP)	$129	$277	$1,424	$51	$-
Expense:
Losses on debt extinguishment, net	$-	$1,151	$1,480	$339	$116
Goodwill impairment	-	-	-	-	500
Disposition costs	7	51	152	(66)	408
Acquisition costs (4)	-	-	-	-	-
Separation agreement	734	-	-	-	-
Post-acquisition compensation, transition and integration costs	-	20	(25)	55	119
Loss on sale of subsidiary	-	(102)	212	-	-
Total non-core expense (non-GAAP)	$741	$1,119	$1,819	$329	$1,143
Adjusted net income (non-GAAP) (1)	$18,594	$19,113	$17,739	$14,016	$12,372
PRE-PROVISION/PRE-TAX ADJUSTED INCOME (1)
Net income (GAAP)	$17,982	$18,271	$17,344	$13,739	$11,228
Less: Non-core income not tax-effected	164	351	1,802	65	-
Plus: Non-core expense not tax-effected	937	1,399	2,339	416	1,315
Provision expense	6,713	7,080	20,342	19,915	8,367
Federal and state income tax expense	3,541	4,009	4,016	2,798	1,884
Pre-provision/pre-tax adjusted income (non-GAAP) (1)	$29,009	$30,408	$42,239	$36,803	$22,794
PRE-PROVISION/PRE-TAX ADJUSTED RETURN ON AVERAGE ASSETS (NON-GAAP)
Pre-provision/pre-tax adjusted income (non-GAAP)	$29,009	$30,408	$42,239	$36,803	$22,794
Average Assets	$5,668,850	$5,842,299	$5,820,555	$5,800,164	$4,948,311
Pre-provision/pre-tax adjusted return on average assets (non-GAAP)	2.05%	2.08%	2.90%	2.54%	1.84%
ADJUSTED EARNINGS PER COMMON SHARE (1)
Adjusted net income (non-GAAP) (from above)	$18,594	$19,113	$17,739	$14,016	$12,372
Weighted average common shares outstanding	15,803,643	15,775,596	15,767,152	15,747,056	15,796,796
Weighted average common and common equivalent shares outstanding	16,025,548	15,973,054	15,923,578	15,895,336	16,011,456
Adjusted earnings per common share (non-GAAP):
Basic	$1.18	$1.21	$1.13	$0.89	$0.78
Diluted	$1.16	$1.20	$1.11	$0.88	$0.77
ADJUSTED RETURN ON AVERAGE ASSETS (1)
Adjusted net income (non-GAAP) (from above)	$18,594	$19,113	$17,739	$14,016	$12,372
Average Assets	$5,668,850	$5,842,299	$5,820,555	$5,800,164	$4,948,311
Adjusted return on average assets (annualized) (non-GAAP)	1.31%	1.31%	1.22%	0.97%	1.00%
NET INTEREST MARGIN (TEY) (4)
Net interest income (GAAP)	$41,975	$43,707	$44,581	$40,948	$37,698
Plus: Tax equivalent adjustment (3)	2,267	2,631	1,942	1,728	1,790
Net interest income - tax equivalent (Non-GAAP)	$44,242	$46,338	$46,523	$42,676	$39,488
Less: Acquisition accounting net accretion	504	1,077	833	736	625
Adjusted net interest income	$43,738	$45,261	$45,690	$41,940	$38,863
Average earning assets	$5,218,198	$5,345,677	$5,278,298	$5,252,663	$4,461,018
Net interest margin (GAAP)	3.26%	3.25%	3.36%	3.14%	3.40%
Net interest margin (TEY) (Non-GAAP)	3.43%	3.45%	3.51%	3.27%	3.56%
Adjusted net interest margin (TEY) (Non-GAAP)	3.40%	3.37%	3.44%	3.21%	3.50%
EFFICIENCY RATIO (5)
Noninterest expense (GAAP)	$37,228	$46,364	$40,838	$33,122	$31,415
Net interest income (GAAP)	$41,975	$43,707	$44,581	$40,948	$37,698
Noninterest income (GAAP)	23,489	32,017	37,959	28,626	15,196
Total income	$65,464	$75,724	$82,540	$69,574	$52,894
Efficiency ratio (noninterest expense/total income) (Non-GAAP)	56.87%	61.23%	49.48%	47.61%	59.39%
ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES TO TOTAL LOANS/LEASES, EXCLUDING PPP LOANS (6)
Allowance for credit losses on loans and leases	$81,831	$84,376	$79,582	$60,827	$42,233
Total loans and leases	$4,361,051	$4,251,129	$4,247,977	$4,140,259	$3,704,668
Less: PPP loans	243,860	273,146	357,506	358,052	-
Total loans and leases, excluding PPP loans	$4,117,191	$3,977,983	$3,890,471	$3,782,207	$3,704,668
Allowance for credit losses on loans and leases to total loans and leases, excluding PPP loans	1.99%	2.12%	2.05%	1.61%	1.14%
LOAN GROWTH ANNUALIZED, EXCLUDING PPP LOANS
Total loans and leases	$4,361,051	$4,251,129	$4,247,977	$4,140,259	$3,704,668
Less: PPP loans	243,860	273,146	357,506	358,052	-
Total loans and leases, excluding PPP loans	$4,117,191	$3,977,983	$3,890,471	$3,782,207	$3,704,668
Loan growth annualized, excluding PPP loans	14.00%	9.00%	11.45%	8.37%	1.57%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.

(2)	Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of goodwill impairment which is not deductible for tax and gain/loss on sale of assets and liabiliities of subsidary has an estimated effective tax rate of 30.5%.

(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21%.

(4)	Net interest margin (TEY) is a non-GAAP financial measure.The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.

(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.

(6)	Allowance for credit losses on loans and leases to total loans and leases, excluding PPP loans is a non-GAAP measure. The Company's management utilizes this ratio to remove from the allowance calculation the impact of PPP loans which are fully guaranteed by the federal government and for which these loans have no allowance for credit loss allocation.